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EXHIBIT 99.2

Report of Independent Public Accountants

To the Members of
Global Materials Services LLC
(formerly Mid-South Terminal Company):

    We have audited the accompanying consolidated balance sheet of GLOBAL MATERIALS SERVICES LLC (a Tennessee limited liability company, the "Company") and subsidiaries as of December 31, 1999 and the related consolidated statements of income, partners' capital and comprehensive income and cash flows (not presented separately herein) for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Arrow Terminals BV, Vlissingen (Arrow BV), which statements reflect total assets and total revenues of 9 percent and 10 percent in 1999, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for those entities, is based solely on the report of the other auditors.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audit and the report of other auditors, the financial statements referred to above (not presented separately herein) present fairly, in all material respects, the financial position of Global Materials Services and subsidiaries as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

Arthur Anderson LLP
Memphis, Tennessee
March 28, 2000

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EXHIBIT 99.2
Report of Independent Public Accountants